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                                     BYLAWS
                                       OF
                       KALAMA CHEMICAL OF NEW JERSEY, INC.


                                    ARTICLE I

                                     Offices

            (1) Registered Office and Registered Agent: The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices may be required by law, and the registered agent shall have a business office identical with such registered office.

            (2) Other Offices: The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             Shareholders' Meetings

            (1) Meeting Place: All meetings of the shareholders shall be held at the registered office of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

            (2) Annual Meeting Time: The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on the lst day of August at the hour of 10:00 a.m. if not a legal holiday, and if a legal holiday, then on the day following, at the same hour.

            (3) Annual Meeting - Order of Business: At the annual meeting of shareholders, the order of business shall be as follows:

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                  (a)   Calling the meeting to order.
                  (b)   Proof of notice of meeting (or filing
                        waiver).
                  (c)   Reading of minutes of last annual
                        meeting.
                  (d)   Reports of officers.
                  (e)   Reports of committees.
                  (f)   Election of directors.
                  (g)   Miscellaneous business.

            (4) Special Meetings: Special meetings of the holders for any purpose may be called at any time by the President, Board of Directors, or the holders of not less than one tenth of all shares entitled to vote at the meeting.


            (5) Notice:

                  (a) Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days, and not more than fifty days, prior to the meeting.

                  (b) At least ten days and not more than fifty days prior to the meeting, written or printed notice of special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be delivered personally, or mailed.

            (6) Voting List: At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares hold by each, which list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting. The list shall be kept open at the time and place of such meeting for the inspection of any shareholder.

            (7) Quorum: Except as otherwise required by law:

                  (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders


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representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation, entitled to vote at such meeting.

                  (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum as in this paragraph defined is present, shall be sufficient to transact business.

            (8) Closing of Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days nor be less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

            (9) Proxies: A shareholder may vote either in person or by proxy executed in writing by the shareholder, or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.


            (10) Action by Shareholders without a meeting: Any action required or which may be taken at a meeting of shareholders of the corporation, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

            (11) Waiver of Notice: A waiver of any notice required to be given any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.


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                                   ARTICLE III

                                      Stock

            (1) Certificates: Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

            (2) Transfers: Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

            (3) Registered Owner: Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Washington.

            (4) Mutilated, Lost or Destroyed Certificates: In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as they might


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determine or establish such other procedures as they deem necessary.

            (5) Fractional Shares or Scrip: The corporation may, but shall not be obliged to, issue a certificate for a fractional share, which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. In lieu of fractional shares, the Board of Directors may provide for the issuance of scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.


            (6) Shares of Another Corporation: Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officers agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the corporation.

                                   ARTICLE IV

                               Board of Directors

            (1) Number and Powers: The management of all the affairs, property and interest of the corporation shall be vested in a Board of Directors, consisting of three (3) persons, who shall be elected for a term of one year, and shall hold office until their successors are elected and qualify. Directors need not be shareholders or residents of the State of Washington. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

            (2) Change of Number: The number of directors may at any time be increased or decreased by amendment of these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.


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            (3) Vacancies: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

            (4) Removal of Directors: At a meeting called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed in the following manner:

                  (a) By a vote of the holders of a majority of shares then entitled to vote at an election of directors;

                  (b) In case cumulative voting is permitted, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors or if there be classes of directors, at an election of the class of directors of which he is a part.

            (5) Regular Meetings: Regular meetings of the Board of Directors may be held without notice at the registered office of the corporation or at such other place or places, either within or without the State of Washington, as the

Board of Directors may from time to time designate. The annual meeting shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

            (6) Special meetings: Special meetings of the Board of Directors may be called at any time by the President, or in his absence, by any two directors, to be held at the registered office of the corporation or at such other place or places as the directors may from time to time designate.


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            (7) Notice: Notice of all special meetings of the Board of Directors shall be given to each director by one (1) day's service of the same by telegram, by letter, or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

            (8) Quorum: A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

            (9) Waiver of Notice: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

            (10) Registering Dissent: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            (11) Executive and Other Committees: Standing or temporary committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending the sale, lease or exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of business, recommending a voluntary


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dissolution or a revocation thereof, or amending these Bylaws. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

            (12) Remuneration: No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            (13) Loans: No loans shall be made by the corporation to the directors, unless first approved by the holders of two thirds of the voting shares. No loans shall be made by the corporation secured by its own shares.

            (14) Action by Directors Without a Meeting: Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same affect as a unanimous vote.

            (15) Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.


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                                    ARTICLE V

                                    Officers

            (1) Designations: The officers of the corporation shall be a President, one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except the offices of President and Secretary.

            (2) The President: The President shall preside at all meetings of shareholders an directors, shall have general supervision of the affairs of the corporation, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

            (3) Vice-Presidents: During the absence or disability of the President, the Executive Vice-Presi-dents, if any, and the Vice-Presidents in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

            (4) Secretary and Assistant Secretaries: The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.


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            (5) The Treasurer: The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties incident to his office or that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurer, in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.


            (6) Delegation: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

            (7) Vacancies: Vacancies in any office arising from any cause may be filed by the Board of Directors at any regular or special meeting of the Board.

            (8) Other Officers: Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

            (9) Loans: No loans shall be made by the corporation to any officer, unless first approved by the holders of two thirds of the voting shares.

            (10) Term - Removal: The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such remov-


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al shall be without prejudice to the contract rights, if any, of the person so removed.

            (11) Bonds: The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective office, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                              Dividends and Finance

            (1) Dividends: Dividends may be declared by the Board of Directors an paid by the corporation out of the unreserved and unrestricted earned surplus of the corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year and the next preceding fiscal year, subject to the conditions and limitations imposed by the State of Washington. The stock transfer books may be closed for the payment of dividends during such periods of not exceeding fifty days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the corporation may declare dividends payable only to the holders of record at the close of business, on any business day not more than fifty days prior to the date on which the dividend is paid.

            (2) Reserves: Before making any distribution of earned surplus,

there may be set aside out of the earned surplus of the corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, any earned surplus of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

            (3) Depositaries: The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be


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drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   ARTICLE VII

                                     Notices

            Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid.

                                  ARTICLE VIII

                                      Seal

            The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.


                                   ARTICLE IX

                     Indemnification of Officers, Directors,
                              Employees and Agents

            (1) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterpriser against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he



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acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

            (2) The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, trustee, officer, employee or agent of tho corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is firmly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            (3) To the extent that a director trustee, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and
(2), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (in-


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cluding attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under subsections (1) or (2) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) or (2). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

            (5) Expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (4) upon receipt of an undertaking by or on behalf of the director, trustees officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

            (6) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (7) Upon the majority vote of a quorum of the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture,


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trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation shall have indemnified him against such liability under the provisions of this Article.

                                    ARTICLE X

                                Books and Records

            The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

                                   ARTICLE XI

                                   Amendments

            (1) By Shareholders: These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

            (2) By Directors: If the Articles of Incorporation shall so provide, the Board of Directors shall have power to make, alter, amend and repeal the Bylaws of this corporation. However any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders' meeting.


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            (3) Emergency Bylaws: The Board of Directors may adopt emergency
Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.

            Adopted by resolution of the corporation's Board of Directors as of March 25, 1976.


                                   /s/ Robert A. Kirchner
                                   --------------------------
                                   Secretary


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